SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM 8-K

         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 15, 2000
                       ___________________

                      AMERIGON INCORPORATED
     (Exact name of registrant as specified in its charter)
                       ___________________

         California         0-21810          95-4318554
(State or other jurisdiction of(Commission(I.R.S. Employer incorporation or organization)File Number)Identification No.)

                      5462 Irwindale Avenue
                  Irwindale, California  91706
                         (626) 815-7400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ___________________

Item 5.  Other Events.

     On June 16, 2000, Amerigon Incorporated reported that it had completed the sale of an aggregate of 2.5 million restricted shares of its Common Stock in a private placement to selected institutional and other accredited investors, resulting in gross proceeds to the Company of approximately $12.5 million. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

     On June 19, 2000, Amerigon Incorporated reported that the previously announced private placement of 2.5 million restricted shares had resulted in the reduction in the exercise price of its publicly-traded Class A Warrants and an increase in the total number of shares of Common Stock issuable upon exercise of the Class A Warrants. The full text of the press release is set forth in Exhibit 99.2 attached hereto.

     On June 20, 2000, Amerigon Incorporated reported that, effective at the opening of trading on June 21, 2000, its Common Stock would trade on The Nasdaq SmallCap Market under the new symbol "ARGN." The full text of the press release is set forth in Exhibit 99.3 attached hereto.

Item 7.  Financial Statements and Exhibits.

Exhibit
No.            Description
--------       ------------

99.1           Press release dated June 16, 2000.

99.2           Press release dated June 19, 2000.

99.3           Press release dated June 20, 2000.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         AMERIGON INCORPORATED


                         By:  /s/ Craig P. Newell
                            ----------------------------
                              Craig P. Newell
                              Vice President, Finance

Date:  June 20, 2000